Exhibit 5.1

February 28, 2018
Nu Skin Enterprises, Inc.
75 West Center Street
Provo, Utah 84601

Ladies and Gentlemen:
We have acted as counsel to Nu Skin Enterprises, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the issuance by the Company of an aggregate of 1,535,652 shares of Class A Common Stock, $0.001 par value per share (the "Shares").

We have examined the Registration Statement and a form of the share certificate, which has been filed with the Commission as an exhibit to the Registration Statement.  We also have examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.  As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that (1) when the Board of Directors of the Company (the "Board") has taken all necessary corporate action to authorize and approve the issuance of the Shares, and (2) upon delivery in accordance with the terms of the Indenture, dated as of June 16, 2016, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, the Shares will be validly issued, fully paid and nonassessable.

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law.

Nu Skin Enterprises, Inc.	-2-	February 28, 2018

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

Very truly yours,

/S/ SIMPSON THACHER & BARTLETT LLP

SIMPSON THACHER & BARTLETT LLP